[KEEWATIN WINDPOWER CORP. LOGO]


                                  NEWS RELEASE

July 31, 2007                                                 Symbol: KWPW:OTCBB

                   KEEWATIN COMPLETES $1.29 MILLION FINANCING

KEEWATIN WINDPOWER CORP. (OTCBB: KWPW) is pleased to announce that it has completed its financing consisting of the sale of 1,075,000 restricted shares of its common stock at a price of $1.20 each for gross proceeds of $1,290,000. As the offering was oversubscribed, management permitted the sale of additional shares beyond the original number that it originally offered.

In connection with the funding, Keewatin paid finders' fees of 1,000,000 share purchase warrants to Vision Opportunity Master Fund, Ltd. and $126,750 to related parties. Each warrant entitles the holder to acquire an additional share of common stock in the capital of Keewatin Windpower Corp. for $2.50 until July 10, 2008. The warrant terms provide for a cashless exercise within 30 days of the expiry date if the shares issuable upon the exercise of the warrants have not been registered. Keewatin is not under any obligation to register the shares or the warrants issued in connection with the financing.

Keewatin will use the proceeds of the financing to cover ongoing pre-development costs in connection with our proposed wind power development project located in southwestern Saskatchewan, as well as for general working capital.


ON BEHALF OF THE BOARD OF                       INFORMATION: PH: 604-601-2070
KEEWATIN WINDPOWER CORP.                        EMAIL: keewatinwindpower@shaw.ca


Chris Craddock, President
Vick Dusik, CFO

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS: Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and other factors over which Keewatin Windpower Corp. has little or no control.